Exhibit 99.1

# ESSEX

PROPERTY TRUST, INC.

## FOURTH QUARTER 2019
Earnings Release & Supplemental Financial Information

777 HAMILTON

**777 Hamilton**
195 Apartment Homes
Menlo Park, CA

**INVESTOR RELATIONS**
Rylan Burns
VP of Finance & Investor Relations
(650) 655-7800

**ESSEX PROPERTY TRUST, INC.**
1100 Park Place, Suite 200
San Mateo, CA 94403

Essex Announces Fourth Quarter and Full-Year 2019 Results and 2020  Guidance

San Mateo, California—January 29, 2020—Essex Property Trust, Inc. (NYSE:ESS) announced today its fourth quarter and full-year 2019 earnings results and related business activities.

Net Income and Funds from Operations (“FFO”) per diluted share for the quarter ended and year ended December 31, 2019 are detailed below.

	Three Months Ended December 31,		%	Year Ended December 31,		%
Per Diluted Share	2019	2018	Change	2019	2018	Change
Net Income	$1.95	$1.78	9.6%	$6.66	$5.90	12.9%
Total FFO	$3.54	$3.02	17.2%	$13.73	$12.76	7.6%
Core FFO	$3.45	$3.19	8.2%	$13.38	$12.57	6.4%

Fourth Quarter and Full-Year Highlights:

•	Reported Net Income per diluted share for the fourth quarter of 2019 of $1.95, compared to $1.78 in the fourth quarter of 2018.

•	Grew Core FFO per diluted share by 8.2% compared to the fourth quarter of 2018 and 6.4% for the full-year 2019.

•
Achieved same-property revenue and net operating income (“NOI”) growth of 4.0% and 5.5%, respectively, compared to the fourth quarter of 2018. For the full-year, realized same-property revenue and NOI growth of 3.4% and 3.9%, respectively, achieving the high-end of the full-year NOI guidance range.

•
Acquired two apartment communities during the fourth quarter of 2019 for a total contract price of $172.1 million. For the full-year, the Company acquired or increased its interests in eight apartment communities for a total pro rata contract price of $856.4 million, exceeding the high-end of the full-year guidance range.

•
Committed $32.0 million in a preferred equity investment in the fourth quarter of 2019. For the full-year, the Company committed $141.7 million in five preferred equity investments, exceeding the high-end of the full-year guidance range.

•	Disposed of one joint venture community during the fourth quarter for a total contract price of $311.0 million.

Subsequent Events:

•
In January 2020, the Company acquired its joint venture partner’s 45% interest in a land parcel and six communities representing 2,020 apartment homes, together valued at approximately $1.0 billion on a gross basis.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“We are pleased to report solid 2019 results, for both the fourth quarter and full-year, with same-property NOI growth at the high-end of our guidance range. Demand for rental housing remains consistently strong along the West Coast, driven by steady job growth, particularly around the tech hubs of Northern California and Seattle. A significant improvement in our cost of capital in 2019 drove transaction activity, contributing to results above the high-end of our initial 2019 guidance range for Core FFO per share, acquisitions and preferred equity investments. We expect another productive year in 2020 with stable operating fundamentals and rent growth mostly consistent with our long-term averages,” commented Michael Schall, President and CEO of the Company.

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended December 31, 2019 compared to the quarter ended December 31, 2018, and the sequential percentage change for the quarter ended December 31, 2019 compared to the quarter ended September 30, 2019, by submarket for the Company:

	Q4 2019 vs. Q4 2018	Q4 2019 vs. Q3 2019	% of Total
	Gross Revenues	Gross Revenues	Q4 2019 Revenues
Southern California
Los Angeles County	3.5%	1.8%	19.0%
Orange County	3.5%	2.5%	10.9%
San Diego County	2.8%	0.8%	8.4%
Ventura County and Other	3.7%	0.8%	4.8%
Total Southern California	3.4%	1.7%	43.1%
Northern California
Santa Clara County	4.5%	1.7%	18.9%
Alameda County	4.0%	1.2%	6.9%
San Mateo County	5.2%	3.0%	5.0%
Contra Costa County	3.4%	1.2%	4.8%
San Francisco	5.4%	1.4%	3.3%
Total Northern California	4.4%	1.7%	38.9%
Seattle Metro	4.8%	1.6%	18.0%
Same-Property Portfolio	4.0%	1.7%	100%

	Year-Over-Year Growth			Year-Over-Year Growth
	Q4 2019 compared to Q4 2018			YTD 2019 compared to YTD 2018
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	3.4%	0.0%	4.7%	3.0%	2.7%	3.1%
Northern California	4.4%	0.9%	5.7%	3.8%	2.8%	4.1%
Seattle Metro	4.8%	-0.6%	7.1%	3.8%	0.4%	5.2%
Same-Property Portfolio	4.0%	0.2%	5.5%	3.4%	2.3%	3.9%

	Sequential Growth
	Q4 2019 compared to Q3 2019
	Gross Revenues	Operating Expenses	NOI
Southern California	1.7%	-3.5%	3.8%
Northern California	1.7%	-0.9%	2.6%
Seattle Metro	1.6%	-0.5%	2.5%
Same-Property Portfolio	1.7%	-2.0%	3.1%

	Financial Occupancies
	Quarter Ended
	12/31/2019	9/30/2019	12/31/2018
Southern California	97.0%	96.1%	96.7%
Northern California	97.2%	95.8%	96.9%
Seattle Metro	97.1%	95.9%	96.7%
Same-Property Portfolio	97.1%	96.0%	96.8%

Investment Activity

Real Estate

In November 2019, Wesco V, LLC (“Wesco V”), a joint venture in which the Company owns a 50.0% interest, acquired Velo and Ray, a 308-unit apartment home community located in the Fremont neighborhood of Seattle, WA for a total contract price of $133.0 million.

In December 2019, the Company acquired Pure Redmond, a 105-unit apartment home community located in Redmond, WA, for a total contract price of $39.1 million.

Subsequent to quarter end, the Company purchased Canada Pension Plan Investment Board’s (“CPP Investments”) 45.0% interest in a land parcel and six communities valued at approximately $1.0 billion on a gross basis. The six communities totaling 2,020 apartment homes were consolidated on the Company’s financials in mid-January and this transaction is reflected in the 2020 guidance provided herein. As a result of the acquisition, the Company expects to report a remeasurement gain in the first quarter of 2020 in excess of $225 million. The remeasurement gain incorporates impairments recognized in the fourth quarter of 2019, related to acquiring interests in one property and land held for development at below book value. Both the remeasurement gain and the impairments are excluded from Total and Core FFO. The Company expects to recognize approximately $6.4 million of promote income in the first quarter of 2020 associated with this transaction, which will be excluded from Core FFO.

Dispositions

In October 2019, a CPP joint venture, in which Essex had a 55.0% ownership interest, sold a 463-unit apartment community located in San Francisco, CA, for a total contract price of $311.0 million. The Company recognized a $50.2 million gain on sale, which has been excluded from Core FFO.

Other Investments

In October 2019, the Company originated a $32.0 million preferred equity investment on a multifamily development located in Irvine, CA. The investment has an initial preferred return of 11.3% and matures in 2024. This investment is expected to be fully funded by the third quarter of 2020.

In November 2019, the Company received cash proceeds of $83.1 million from the maturity of an investment in a mortgage backed security, which was 4.9x our initial investment made in 2010. The Company recognized approximately $7.0 million of accelerated interest income in the fourth quarter related to this maturity, which has been excluded from Core FFO.

In the fourth quarter of 2019, the Company received cash proceeds of $83.9 million from the full or partial redemption of three preferred equity and two subordinated loan investments. The Company recorded $1.0 million of income from prepayment penalties as a result of the early redemptions, which has been excluded from Core FFO.

Development Activity

The table below represents the development communities in lease-up and the current leasing status as of January 27, 2020.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 01/27/20	Status
Station Park Green - Phase II	San Mateo, CA	199	100%	92.5%	In Lease-Up
Mylo	Santa Clara, CA	476	100%	34.7%	In Lease-Up
500 Folsom	San Francisco, CA	537	50%	31.7%	In Lease-Up
Total/Average % Leased		1,212		42.8%

Liquidity and Balance Sheet

Common Stock

During the fourth quarter of 2019, the Company did not issue any shares of common stock through its equity distribution program.

Balance Sheet

In October 2019, the Company issued $150.0 million of 10-year senior unsecured notes due in January 2030 bearing an interest rate per annum of 3.0% and an effective interest rate of 2.8%. The notes were issued as additional notes pursuant to the notes previously issued in August 2019. The proceeds were used to prepay certain secured mortgages due in 2020.

In January 2020, the Company extended the maturity date of its $1.2 billion unsecured line of credit facility to mature in December 2023 with one 18-month extension, exercisable at the Company’s option. Pricing on the line of credit remained unchanged at LIBOR + 0.825%.

As of January 27, 2020, the Company had approximately $725.0 million in undrawn capacity on its unsecured credit facilities.

2020 Full-Year Guidance and Assumptions

Per Diluted Share	Range	Midpoint
Net Income	$9.20 - $9.60	$9.40
Total FFO	$13.83 - $14.23	$14.03
Core FFO	$13.74 - $14.14	$13.94

U.S. Economic Assumptions
GDP Growth	2.0%
Job Growth	1.2%

ESS Markets Economic Assumptions
Job Growth	1.7%
Market Rent Growth	3.0%

Estimated Same-Property Portfolio Growth based on 47,347 Apartment Homes
Southern California	2.2% to 3.2%	2.7%
Northern California	2.6% to 3.6%	3.1%
Seattle	3.5% to 4.5%	4.0%
Gross Revenue	2.6% to 3.6%	3.1%
Operating Expense	2.5% to 3.5%	3.0%
Net Operating Income	2.2% to 4.0%	3.1%

Other Key Assumptions

•	Acquisitions of $375 - $575 million, excluding the CPP transaction which closed in January 2020.
•	Dispositions of $100 - $300 million.
•	Preferred equity investments of $50 - $100 million.
•	Redemptions of structured finance investments and a mortgage backed security expected to be $225 million in 2020.
•
Total development spending in 2020 for existing projects under construction is expected to be approximately $100 million at the Company’s pro rata share. The Company does not currently plan to start any new developments during 2020.

•	Revenue generating capital expenditures are expected to be approximately $100 million at the Company’s pro rata share.

For additional details regarding the 2020 assumptions, please see page S-14 of the accompanying supplemental financial information. For the first quarter of 2020, the Company has established a guidance range of Core FFO per diluted share of $3.36 to $3.46.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, January 30, 2020 at 10 a.m. PT (1 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter 2019 earnings link. To access the replay digitally, dial (844) 512-2921 using the replay pin number 13697637. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 250 apartment communities comprising approximately 60,000 apartment homes with an additional 7 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months and years ended December 31, 2019 and 2018 (dollars in thousands, except for share and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
Funds from Operations attributable to common stockholders and unitholders	2019	2018	2019	2018
Net income available to common stockholders	$128,818	$117,820	$439,286	$390,153
Adjustments:
Depreciation and amortization	122,908	120,597	483,750	479,884
Gains not included in FFO	(47,063)	(51,439)	(79,468)	(73,683)
Impairment loss	7,105	-	7,105	-
Impairment loss from unconsolidated co-investments	11,484	-	11,484	-
Depreciation and amortization from unconsolidated co-investments	15,351	15,609	60,655	62,954
Noncontrolling interest related to Operating Partnership units	4,480	4,071	15,343	13,452
Depreciation attributable to third party ownership and other	(1,097)	(241)	(1,805)	(940)
Funds from Operations attributable to common stockholders and unitholders	$241,986	$206,417	$936,350	$871,820
FFO per share – diluted	$3.54	$3.02	$13.73	$12.76
Expensed acquisition and investment related costs	$99	$38	$168	$194
Deferred tax expense on unrealized gain on unconsolidated co-investment (1)	-	-	1,457	-
Gain on sale of marketable securities	(534)	(68)	(1,271)	(737)
Unrealized (gains) losses on marketable securities	(1,430)	5,585	(5,710)	5,159
Equity (income) loss from non-core co-investment (2)	418	-	(4,143)	-
Interest rate hedge ineffectiveness (3)	-	87	181	148
(Gain) loss on early retirement of debt, net	3,426	-	(3,717)	-
Gain on early retirement of debt from unconsolidated co-investment	-	-	-	(3,662)
Co-investment promote income	-	-	(809)	(20,541)
Income from early redemption of preferred equity investments	(1,031)	(50)	(3,562)	(1,652)
Accelerated interest income from maturity of investment in mortgage backed security	(7,032)	-	(7,032)	-
General and administrative and other, net	1,181	6,171	1,181	8,745
Insurance reimbursements and legal settlements, net	(595)	-	(858)	(561)
Core Funds from Operations attributable to common stockholders and unitholders	$236,488	$218,180	$912,235	$858,913
Core FFO per share – diluted	$3.45	$3.19	$13.38	$12.57
Weighted average number of shares outstanding diluted (4)	68,449,008	68,322,115	68,198,785	68,322,207

(1)	A deferred tax expense was recorded during the year ended December 31, 2019 related to the $4.4 million net unrealized gain on the Real Estate Technology Ventures, L.P. co-investment discussed below.

(2)	Represents the Company’s share of co-investment income from Real Estate Technology Ventures, L.P. Income for the year ended December 31, 2019 includes a net unrealized gain of $4.4 million.
(3)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of the Company’s interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense. On January 1, 2019, the Company adopted ASU No. 2017-12 “Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities,” which resulted in a cumulative effect adjustment of $181,000 from interest expense to accumulated other comprehensive income.

(4)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Earnings from operations	$116,818	$149,029	$481,112	$511,989
Adjustments:
Corporate-level property management expenses	8,279	7,749	32,899	31,062
Depreciation and amortization	122,908	120,597	483,750	479,884
Management and other fees from affiliates	(2,504)	(2,371)	(9,527)	(9,183)
General and administrative	15,531	16,912	54,262	53,451
Expensed acquisition and investment related costs	99	38	168	194
Impairment loss	7,105	-	7,105	-
(Gain) Loss on sale of real estate and land	3,164	(39,617)	3,164	(61,861)
NOI	271,400	252,337	1,052,933	1,005,536
Less: Non-same property NOI	(18,274)	(12,518)	(63,492)	(53,044)
Same-Property NOI	$253,126	$239,819	$989,441	$952,492

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from the economic conditions, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; there may be a downturn in general economic conditions, the real estate industry, and the markets in which the Company’s communities are located; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. All forward-

looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, “Reconciliations of Non-GAAP Financial Measures and Other Terms,” of the accompanying supplemental financial information.  The supplemental financial information is available on the Company’s website at www.essex.com.

Contact Information
Rylan Burns
Vice President of Finance & Investor Relations
(650) 655-7800
rburns@essex.com

Q4 2019 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2
Consolidated Funds From Operations	S-3
Consolidated Balance Sheets	S-4
Debt Summary – December 31, 2019	S-5
Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – December 31, 2019	S-6
Portfolio Summary by County – December 31, 2019	S-7
Operating Income by Quarter – December 31, 2019	S-8
Same-Property Revenue Results by County – Quarters ended December 31, 2019 and 2018, and September 30, 2019	S-9
Same-Property Revenue Results by County – Years ended December 31, 2019 and 2018	S-9.1
Same-Property Operating Expenses – Quarter and Years ended as of December 31, 2019 and 2018	S-10
Development Pipeline – December 31, 2019	S-11
Redevelopment Pipeline – December 31, 2019	S-12
Capital Expenditures – December 31, 2019	S-12.1
Co-investments and Preferred Equity Investments – December 31, 2019	S-13
Assumptions for 2020 FFO Guidance Range	S-14
Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1
Summary of Apartment Community Acquisitions and Dispositions Activity	S-15
2020 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions	S-16
Recent Permitting and Employment Growth Trends - Essex Market Apartment Fundamentals vs. National Averages	S-16.1
Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 – S-17.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results (Dollars in thousands, except share and per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Revenues:
Rental and other property	$372,861	$350,787	$1,450,628	$1,390,870
Management and other fees from affiliates	2,504	2,371	9,527	9,183
	375,365	353,158	1,460,155	1,400,053

Expenses:
Property operating	101,461	98,450	397,695	385,334
Corporate-level property management expenses	8,279	7,749	32,899	31,062
Depreciation and amortization	122,908	120,597	483,750	479,884
General and administrative	15,531	16,912	54,262	53,451
Expensed acquisition and investment related costs	99	38	168	194
Impairment loss	7,105	-	7,105	-
	255,383	243,746	975,879	949,925
Gain (loss) on sale of real estate and land	(3,164)	39,617	(3,164)	61,861
Earnings from operations	116,818	149,029	481,112	511,989
Interest expense, net (1)	(52,416)	(52,132)	(208,893)	(211,785)
Interest and other income	17,005	1,769	46,298	23,010
Equity income from co-investments	57,201	24,521	112,136	89,132
Deferred tax expense on unrealized gain on unconsolidated co-investment	-	-	(1,457)	-
Gain (loss) on early retirement of debt, net	(3,426)	-	3,717	-
Gain on remeasurement of co-investment	-	1,253	31,535	1,253
Net income	135,182	124,440	464,448	413,599
Net income attributable to noncontrolling interest	(6,364)	(6,620)	(25,162)	(23,446)
Net income available to common stockholders	$128,818	$117,820	$439,286	$390,153

Net income per share - basic	$1.95	$1.78	$6.67	$5.91

Shares used in income per share - basic	66,085,254	66,020,487	65,840,422	66,041,058

Net income per share - diluted	$1.95	$1.78	$6.66	$5.90

Shares used in income per share - diluted	66,191,395	66,079,796	65,939,455	66,085,089

(1)	Refer to page S-17.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results Selected Line Item Detail	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018

Rental and other property (1)
Rental income	$366,612	$344,849	$1,425,585	$1,366,590
Other property	6,249	5,938	25,043	24,280
Rental and other property	$372,861	$350,787	$1,450,628	$1,390,870

Property operating expenses
Real estate taxes	$40,177	$39,147	$155,170	$151,570
Administrative	22,089	20,823	85,807	82,655
Maintenance and repairs	19,412	20,498	81,341	79,574
Utilities	19,783	17,982	75,377	71,535
Property operating expenses	$101,461	$98,450	$397,695	$385,334

Interest and other income
Marketable securities and other income	$7,957	$7,286	$31,970	$26,871
Gain on sale of marketable securities	534	68	1,271	737
Unrealized gains (losses) on marketable securities	1,430	(5,585)	5,710	(5,159)
Accelerated interest income from maturity of investment in mortgage backed security	7,032	-	7,032	-
Insurance reimbursements and legal settlements, net	52	-	315	561
Interest and other income	$17,005	$1,769	$46,298	$23,010

Equity income from co-investments
Equity income from co-investments	$5,911	$4,143	$20,442	$17,021
Income from preferred equity investments	11,391	9,759	43,024	35,687
Equity income (loss) from non-core co-investment	(418)	-	4,143	-
Impairment loss from unconsolidated co-investment (2)	(11,484)	-	(11,484)	-
Legal settlement from unconsolidated co-investment	543	-	543	-
Gain on sale of co-investment communities	50,227	10,569	51,097	10,569
Gain on early retirement of debt from unconsolidated co-investment	-	-	-	3,662
Co-investment promote income	-	-	809	20,541
Income from early redemption of preferred equity investments	1,031	50	3,562	1,652
Equity income from co-investments	$57,201	$24,521	$112,136	$89,132

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$4,480	$4,071	$15,343	$13,452
DownREIT limited partners’ distributions	2,016	1,580	7,241	6,350
Third-party ownership interest	(132)	969	2,578	3,644
Noncontrolling interest	$6,364	$6,620	$25,162	$23,446

(1)
On January 1, 2019, the Company adopted ASU No. 2016-02 “Leases.” As a result of this adoption certain amounts previously classified as other property revenue have been reclassified to rental income. Prior period amounts have been adjusted to conform to the current period’s presentation.

(2)	$0.9 million of impairment loss from unconsolidated co-investment in the fourth quarter of 2019 is attributable to third party ownership.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1) (Dollars in thousands, except share and per share amounts and in footnotes)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$128,818	$117,820		$439,286	$390,153
Adjustments:
Depreciation and amortization	122,908	120,597		483,750	479,884
Gains not included in FFO	(47,063)	(51,439)		(79,468)	(73,683)
Impairment loss	7,105	-		7,105	-
Impairment loss from unconsolidated co-investments	11,484	-		11,484	-
Depreciation and amortization from unconsolidated co-investments	15,351	15,609		60,655	62,954
Noncontrolling interest related to Operating Partnership units	4,480	4,071		15,343	13,452
Depreciation attributable to third party ownership and other (2)	(1,097)	(241)		(1,805)	(940)
Funds from operations attributable to common stockholders and unitholders	$241,986	$206,417		$936,350	$871,820
FFO per share-diluted	$3.54	$3.02	17.2%	$13.73	$12.76	7.6%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$99	$38		$168	$194
Deferred tax expense on unrealized gain on unconsolidated co-investment (3)	-	-		1,457	-
Gain on sale of marketable securities	(534)	(68)		(1,271)	(737)
Unrealized (gains) losses on marketable securities	(1,430)	5,585		(5,710)	5,159
Equity (income) loss from non-core co-investment (4)	418	-		(4,143)	-
Interest rate hedge ineffectiveness (5)	-	87		181	148
(Gain) loss on early retirement of debt, net	3,426	-		(3,717)	-
Gain on early retirement of debt from unconsolidated co-investment	-	-		-	(3,662)
Co-investment promote income	-	-		(809)	(20,541)
Income from early redemption of preferred equity investments	(1,031)	(50)		(3,562)	(1,652)
Accelerated interest income from maturity of investment in mortgage backed security	(7,032)	-		(7,032)	-
General and administrative and other, net	1,181	6,171		1,181	8,745
Insurance reimbursements and legal settlements, net	(595)	-		(858)	(561)
Core funds from operations attributable to common stockholders and unitholders	$236,488	$218,180		$912,235	$858,913
Core FFO per share-diluted	$3.45	$3.19	8.2%	$13.38	$12.57	6.4%

Changes in core items:
Same-property NOI	$13,307			$36,949
Non-same property NOI	5,756			10,448
Management and other fees, net	133			344
FFO from co-investments	3,685			9,002
Interest and other income	128			4,556
Interest expense	(371)			2,925
General and administrative	(3,609)			(8,375)
Corporate-level property management expenses	(530)			(1,837)
Other items, net	(191)			(690)
	$18,308			$53,322

Weighted average number of shares outstanding diluted (6)	68,449,008	68,322,115		68,198,785	68,322,207

(1)	Refer to page S-17.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest’s share of net operating income in these investments for the three and twelve months ended December 31, 2019 was $1.3 million and $5.2 million, respectively. For the fourth quarter of 2019, the amount includes $0.9 million of impairment loss attributable to third party ownership.

(3)
A deferred tax expense was recorded during the twelve months ended December 31, 2019 related to the $4.4 million net unrealized gain on the Real Estate Technology Ventures, L.P. co-investment discussed below.

(4)	Represents the Company’s share of co-investment income from Real Estate Technology Ventures, L.P. Income for the twelve months ended December 31, 2019 includes a net unrealized gain of $4.4 million.
(5)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of the Company’s interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense. On January 1, 2019, the Company adopted ASU No. 2017-12 “Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities,” which resulted in a cumulative effect adjustment of $181,000 from interest expense to accumulated other comprehensive income.

(6)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)

	December 31, 2019	December 31, 2018

Real Estate:
Land and land improvements	$2,773,805	$2,701,356
Buildings and improvements	11,264,337	10,664,745
	14,038,142	13,366,101
Less: accumulated depreciation	(3,689,482)	(3,209,548)
	10,348,660	10,156,553
Real estate under development	546,075	454,629
Co-investments	1,335,339	1,300,140
	12,230,074	11,911,322
Cash and cash equivalents, including restricted cash	81,094	151,395
Marketable securities	144,193	209,545
Notes and other receivables	134,365	71,895
Operating lease right-of-use assets	74,744	-
Prepaid expenses and other assets	40,935	39,439
Total assets	$12,705,405	$12,383,596

Unsecured debt, net	$4,763,206	$3,799,316
Mortgage notes payable, net	990,667	1,806,626
Lines of credit	55,000	-
Operating lease liabilities	76,740	-
Other liabilities	378,878	348,335
Total liabilities	6,264,491	5,954,277
Redeemable noncontrolling interest	37,410	35,475
Equity:
Common stock	7	7
Additional paid-in capital	7,121,927	7,093,079
Distributions in excess of accumulated earnings	(887,619)	(812,796)
Accumulated other comprehensive loss, net	(13,888)	(13,217)
Total stockholders’ equity	6,220,427	6,267,073
Noncontrolling interest	183,077	126,771
Total equity	6,403,504	6,393,844
Total liabilities and equity	$12,705,405	$12,383,596

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - December 31, 2019
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
								Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total
Unsecured Debt, net
Bonds private - fixed rate	$200,000	4.4%	1.5	2020	$-	$288,057	$288,057	5.8%	5.0%
Bonds public - fixed rate	4,250,000	3.8%	7.4	2021	500,000	31,653	531,653	4.3%	9.2%
Term loan (1)	350,000	2.7%	2.1	2022	650,000	43,188	693,188	3.2%	12.0%
Unamortized net discounts and debt issuance costs	(36,794)	-	-	2023	600,000	2,945	602,945	3.7%	10.4%
	4,763,206	3.7%	6.8	2024	400,000	3,109	403,109	4.0%	7.0%
Mortgage Notes Payable, net				2025	500,000	133,054	633,054	3.5%	10.9%
Fixed rate - secured	731,907	4.7%	3.9	2026	450,000	99,405	549,405	3.5%	9.5%
Variable rate - secured (2)	255,428	2.3%	17.2	2027	350,000	153,955	503,955	3.5%	8.7%
Unamortized premiums and debt issuance costs, net	3,332	-	-	2028	-	68,332	68,332	4.1%	1.2%
Total mortgage notes payable	990,667	4.1%	7.4	2029	500,000	31,156	531,156	4.0%	9.2%
				2030	550,000	1,592	551,592	3.1%	9.5%
Unsecured Lines of Credit				Thereafter	300,000	130,889	430,889	3.8%	7.4%
Line of credit (3)	55,000	2.5%		Subtotal	4,800,000	987,335	5,787,335	3.8%	100.0%
Line of credit (4)	-	2.5%		Debt Issuance Costs	(24,549)	(2,612)	(27,161)	NA	NA
Total lines of credit	55,000	2.5%		(Discounts)/Premiums	(12,245)	5,944	(6,301)	NA	NA
				Total	$4,763,206	$990,667	$5,753,873	3.8%	100.0%
Total debt, net	$5,808,873	3.8%

Capitalized interest for the three and twelve months ended December 31, 2019 was approximately $5.2 million and $24.2 million, respectively.

(1)
The unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175 million, which effectively converts the interest rate on $175 million of the term loan to a fixed rate of 2.3%.

(2)	$255.4 million of variable rate debt is tax exempt to the note holders.
(3)
This unsecured line of credit facility has a capacity of $1.2 billion, with a scheduled maturity date in December 2022 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%. In January 2020, the line of credit facility was amended such that the scheduled maturity date was extended to December 2023 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on the amended line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

(4)
This unsecured line of credit facility has a capacity $35.0 million, with a scheduled maturity date in February 2021. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - December 31, 2019
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$5,808,873
				Debt to Total Assets:	35%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			66,092
Limited partnership units (1)			2,260
Options-treasury method			90	Secured Debt to Total Assets:	6%	< 40%
Total shares of common stock and potentially dilutive securities			68,442

Common stock price per share as of December 31, 2019			$300.86
				Interest Coverage:	471%	> 150%
Total equity capitalization			$20,591,460

Total market capitalization			$26,400,333	Unsecured Debt Ratio (2):	277%	> 150%

Ratio of debt to total market capitalization			22.0%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.5
Fitch	BBB+	Stable
Moody’s	Baa1	Stable		Unencumbered NOI to Adjusted Total NOI:	88%
Standard & Poor’s	BBB+	Stable
				(1) Refer to page S-17.4 for additional information on the Company’s Public Bond Covenants.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.				(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3) Refer to pages S-17.1 to S-17.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Portfolio Summary by County as of December 31, 2019

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)

Region - County	Consolidated (3)	Unconsolidated Co-investments (4)	Apartment Homes in Development (5)	Total	Consolidated	Unconsolidated Co-investments (6)	Total (7)	Consolidated	Unconsolidated Co-investments (6)	Total (7)

Southern California
Los Angeles County	9,097	1,563	200	10,860	$2,477	$2,179	$2,453	18.4%	12.7%	17.9%
Orange County	5,553	1,149	-	6,702	2,243	1,963	2,216	10.3%	8.8%	10.2%
San Diego County	4,824	616	-	5,440	1,985	1,865	1,977	7.9%	4.4%	7.6%
Ventura County and Other	3,200	693	-	3,893	1,836	2,207	1,875	5.2%	6.3%	5.2%
Total Southern California	22,674	4,021	200	26,895	2,224	2,077	2,212	41.8%	32.2%	40.9%

Northern California
Santa Clara County (8)	8,407	2,006	269	10,682	2,890	2,910	2,892	20.0%	22.3%	20.1%
Alameda County	2,954	2,314	-	5,268	2,603	2,482	2,568	6.6%	23.1%	8.2%
San Mateo County	2,282	392	279	2,953	3,161	3,467	3,186	5.9%	5.1%	5.8%
Contra Costa County	2,570	49	-	2,619	2,448	4,880	2,471	5.3%	0.8%	4.9%
San Francisco	1,343	537	-	1,880	3,272	3,931	3,381	3.5%	1.6%	3.4%
Total Northern California	17,556	5,298	548	23,402	2,841	2,878	2,846	41.3%	52.9%	42.4%

Seattle Metro	10,343	1,890	-	12,233	1,915	1,918	1,915	16.9%	14.9%	16.7%

Total	50,573	11,209	748	62,530	$2,376	$2,430	$2,382	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total potential monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Represents the percentage of actual NOI for the quarter ended December 31, 2019. See the section titled “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-17.3.
(3)	Includes two communities consisting of 675 apartment homes that are producing partial income due to lease-up.
(4)	Includes one community consisting of 537 apartment homes that is producing partial income due to lease-up.
(5)	Includes development communities with no rental income.
(6)	Co-investment amounts weighted for Company’s pro rata share.
(7)	At Company’s pro rata share.
(8)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands, except in footnotes)

	Apartment Homes	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19	Q4 ‘18

Rental and other property revenues:
Same-property	47,902	$347,802	$342,115	$340,042	$337,352	$334,298
Acquisitions (2)	1,015	8,508	7,309	4,836	2,271	259
Development (3)	796	3,378	1,859	1,192	1,133	1,153
Redevelopment	621	5,298	5,255	5,223	5,212	5,160
Non-residential/other, net (4)	239	7,875	7,966	8,082	7,920	9,917
Total rental and other property revenues	50,573	372,861	364,504	359,375	353,888	350,787

Property operating expenses:
Same-property		94,676	96,603	92,073	94,518	94,479
Acquisitions (2)		2,585	2,457	1,384	796	77
Development (3)		1,210	708	506	525	535
Redevelopment		1,729	1,737	1,590	1,654	1,569
Non-residential/other, net (4) (5)		1,261	966	(106)	823	1,790
Total property operating expenses		101,461	102,471	95,447	98,316	98,450

Net operating income (NOI):
Same-property		253,126	245,512	247,969	242,834	239,819
Acquisitions (2)		5,923	4,852	3,452	1,475	182
Development (3)		2,168	1,151	686	608	618
Redevelopment		3,569	3,518	3,633	3,558	3,591
Non-residential/other, net (4)		6,614	7,000	8,188	7,097	8,127
Total NOI		$271,400	$262,033	$263,928	$255,572	$252,337

Same-property metrics
Operating margin		73%	72%	73%	72%	72%
Annualized turnover (6)		42%	56%	48%	41%	41%
Financial occupancy (7)		97.1%	96.0%	96.6%	96.9%	96.8%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2018.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2018.
(4)	Other real estate assets consists mainly of retail space, commercial properties, boat slips, held for sale properties, disposition properties, and student housing.
(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total potential rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Fourth Quarter 2019 vs. Fourth Quarter 2018 and Third Quarter 2019
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q4 ‘19 % of Actual NOI	Q4 ‘19	Q4 ‘18	% Change	Q4 ‘19	Q4 ‘18	% Change	Q4 ‘19	Q4 ‘18	% Change	Q3 ‘19	% Change

Southern California
Los Angeles County	8,641	18.5%	$2,486	$2,420	2.7%	97.1%	96.6%	0.5%	$65,936	$63,701	3.5%	$64,755	1.8%
Orange County	5,553	10.9%	2,243	2,182	2.8%	96.6%	96.6%	0.0%	37,973	36,705	3.5%	37,062	2.5%
San Diego County	4,824	8.3%	1,985	1,934	2.6%	97.2%	97.0%	0.2%	29,377	28,585	2.8%	29,153	0.8%
Ventura County and Other	2,961	4.9%	1,805	1,752	3.0%	97.0%	97.0%	0.0%	16,720	16,131	3.7%	16,587	0.8%
Total Southern California	21,979	42.6%	2,223	2,163	2.8%	97.0%	96.7%	0.3%	150,006	145,122	3.4%	147,557	1.7%

Northern California
Santa Clara County (1)	7,453	19.7%	2,857	2,757	3.6%	97.3%	96.9%	0.4%	65,422	62,590	4.5%	64,337	1.7%
Alameda County	2,954	6.9%	2,603	2,545	2.3%	97.3%	96.8%	0.5%	23,998	23,084	4.0%	23,714	1.2%
San Mateo County	1,830	5.2%	3,072	2,938	4.6%	97.1%	96.8%	0.3%	17,453	16,597	5.2%	16,941	3.0%
Contra Costa County	2,270	4.8%	2,384	2,316	2.9%	97.3%	97.4%	-0.1%	16,779	16,225	3.4%	16,587	1.2%
San Francisco	1,178	3.1%	3,154	3,029	4.1%	96.5%	95.9%	0.6%	11,485	10,895	5.4%	11,321	1.4%
Total Northern California	15,685	39.7%	2,788	2,695	3.5%	97.2%	96.9%	0.3%	135,137	129,391	4.4%	132,900	1.7%

Seattle Metro	10,238	17.7%	1,915	1,840	4.1%	97.1%	96.7%	0.4%	62,659	59,785	4.8%	61,658	1.6%

Total Same-Property	47,902	100.0%	$2,342	$2,268	3.3%	97.1%	96.8%	0.3%	$347,802	$334,298	4.0%	$342,115	1.7%

(1)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Twelve months ended December 31, 2019 vs. Twelve months ended December 31, 2018
(Dollars in thousands, except average monthly rental rates)

		YTD	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	2019 % of Actual NOI	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change

Southern California
Los Angeles County	8,641	18.5%	$2,464	$2,389	3.1%	96.6%	96.6%	0.0%	$259,661	$251,321	3.3%
Orange County	5,553	10.8%	2,219	2,158	2.8%	96.3%	96.5%	-0.2%	148,876	145,239	2.5%
San Diego County	4,824	8.4%	1,965	1,907	3.0%	96.8%	97.0%	-0.2%	116,322	113,184	2.8%
Ventura County and Other	2,961	4.9%	1,786	1,727	3.4%	97.1%	97.3%	-0.2%	66,084	63,914	3.4%
Total Southern California	21,979	42.6%	2,201	2,135	3.1%	96.6%	96.7%	-0.1%	590,943	573,658	3.0%

Northern California
Santa Clara County (1)	7,453	19.6%	2,827	2,720	3.9%	96.8%	97.0%	-0.2%	257,130	247,354	4.0%
Alameda County	2,954	6.9%	2,590	2,523	2.7%	96.7%	96.7%	0.0%	94,330	91,357	3.3%
San Mateo County	1,830	5.2%	3,035	2,893	4.9%	96.4%	97.1%	-0.7%	68,264	65,550	4.1%
Contra Costa County	2,270	4.9%	2,366	2,304	2.7%	96.8%	97.1%	-0.3%	66,165	64,441	2.7%
San Francisco	1,178	3.2%	3,114	2,994	4.0%	96.2%	95.6%	0.6%	45,081	42,977	4.9%
Total Northern California	15,685	39.8%	2,762	2,663	3.7%	96.7%	96.8%	-0.1%	530,970	511,679	3.8%

Seattle Metro	10,238	17.6%	1,887	1,824	3.5%	96.6%	96.5%	0.1%	245,398	236,525	3.8%

Total Same-Property	47,902	100.0%	$2,318	$2,242	3.4%	96.6%	96.7%	-0.1%	$1,367,311	$1,321,862	3.4%

(1)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter and Year to Date as of December 31, 2019 and 2018
(Dollars in thousands)

	Based on 47,902 apartment homes
	Q4 ‘19	Q4 ‘18	% Change	% of Op. Ex.	YTD 2019	YTD 2018	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$36,979	$37,006	-0.1%	39.1%	$145,347	$143,417	1.3%	38.5%
Maintenance and repairs	18,175	19,633	-7.4%	19.2%	76,864	75,819	1.4%	20.3%
Administrative	17,645	16,945	4.1%	18.6%	69,766	67,040	4.1%	18.5%
Utilities	17,875	16,900	5.8%	18.9%	70,020	67,338	4.0%	18.5%
Insurance and other	4,002	3,995	0.2%	4.2%	15,873	15,756	0.7%	4.2%
Total same-property operating expenses	$94,676	$94,479	0.2%	100.0%	$377,870	$369,370	2.3%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - December 31, 2019
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased (3)	Construction Start	Initial Occupancy	Stabilized Operations
Development Projects - Consolidated (4)
Station Park Green - Phase II	San Mateo, CA	100%	199	-	$135	$6	$141	$141	$709	80%	81%	Q2 2017	Q3 2019	Q1 2020
Station Park Green - Phase III	San Mateo, CA	100%	172	-	119	15	134	134	779	0%	0%	Q3 2017	Q1 2020	Q2 2020
Station Park Green - Phase IV	San Mateo, CA	100%	107	-	16	78	94	94	879	0%	0%	Q3 2019	Q4 2021	Q1 2022
Mylo (5)	Santa Clara, CA	100%	476	-	197	29	226	226	475	23%	32%	Q3 2016	Q3 2019	Q1 2021
Wallace on Sunset (6)	Hollywood, CA	100%	200	4,700	70	35	105	105	500	0%	0%	Q4 2017	Q2 2020	Q4 2020
Total Development Projects - Consolidated			1,154	4,700	537	163	700	700	602

Land Held for Future Development - Consolidated
Other Projects	Various	100%			20	-	20	20
Total Development Pipeline - Consolidated			1,154	4,700	557	163	720	720

Development Projects - Joint Venture (4)
Patina at Midtown	San Jose, CA	50%	269	-	115	21	136	68	506	0%	0%	Q3 2017	Q1 2020	Q1 2021
500 Folsom (7)	San Francisco, CA	50%	537	6,000	377	38	415	208	763	22%	24%	Q4 2015	Q3 2019	Q4 2020
Total Development Projects - Joint Venture			806	6,000	492	59	551	276	$677

Grand Total - Development Pipeline			1,960	10,700	$1,049	$222	$1,271	996
Essex Cost Incurred to Date - Pro Rata								(803)
Essex Remaining Commitment								$193

(1)	The Company’s share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only and are as of December 31, 2019.
(4)
For the fourth quarter of 2019, the Company’s cost includes $5.1 million of capitalized interest, $1.2 million of capitalized overhead and $0.5 million of development fees (such development fees reduced G&A expenses).

(5)
Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset. In October 2019, the Company sold 4.96 acres of adjacent land for a gross sales price of $10.8 million.

(6)	Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(7)	Estimated cost incurred to date and total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Redevelopment Pipeline - December 31, 2019
(Dollars in thousands)

Region/Project Name	Apartment Homes	Total Incurred To Date	Estimated Remaining Cost	Estimated Total Cost	Project Start Date	NOI Twelve Months Ended
						2019	2018

Consolidated - Redevelopment Projects
Same-Property (1)
Southern California
The Henley	215	$20,800	$2,800	$23,600	Q1 2014
The Blake LA (fka Kings Road)	196	9,800	2,400	12,200	Q4 2016
The Palms at Laguna Niguel	460	5,400	4,100	9,500	Q4 2016
Total Same-Property - Redevelopment Projects	871	$36,000	$9,300	$45,300		$17,075	$16,120

Non-Same Property
Southern California
Bunker Hill Towers	456	$81,800	$5,600	$87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects	456	$81,800	$5,600	$87,400		$8,458	$8,515

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - December 31, 2019 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19	Trailing 4 Quarters
Same-property portfolio	$15,154	$21,034	$14,727	$10,798	$61,713
Non-same property portfolio	1,121	3,156	2,176	1,892	8,345
Total revenue generating capital expenditures	$16,275	$24,190	$16,903	$12,690	$70,058

Number of same-property interior renovations	993	1,302	1,079	683	4,057
Number of total consolidated interior renovations	1,154	1,396	1,093	691	4,334

Non-Revenue Generating Capital Expenditures (3)	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19	Trailing 4 Quarters

Non-revenue generating capital expenditures (4)	$26,282	$25,273	$22,763	$13,550	$87,868
Average apartment homes in quarter	50,521	50,065	49,511	49,205	49,825
Capital expenditures per apartment homes in the quarter	$520	$505	$460	$275	$1,764

(1)	The Company incurred $0.1 million of capitalized interest, $3.3 million of capitalized overhead and $0.2 million of co-investment fees related to redevelopment in Q4 2019.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise and retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-12.1

E S S E X P R O P E R T Y T R U S T, I N C.

Co-investments and Preferred Equity Investments - December 31, 2019
(Dollars in thousands)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, and V	51%	5,310	$1,719,311	$1,035,532	$216,756	3.8%	3.7		$25,273	$92,966
BEXAEW, BEX II, BEX III, and BEX IV	50%	2,691	821,940	424,289	160,888	3.7%	4.0		12,137	43,415
CPPIB	55%	2,020	728,918	-	345,466	-	-		12,205	55,311
Other	48%	651	213,782	167,289	20,351	3.5%	4.0		3,553	15,688
Total Operating and Other Non-Consolidated Joint Ventures		10,672	$3,483,951	$1,627,110	$743,461	3.8%	3.8		$53,168	$207,380
Pre-Development and Development Non-Consolidated Joint Ventures (1)	50%	806	503,494	167,242	146,944	3.1%	25.4	(2)	886	886
Total Non-Consolidated Joint Ventures		11,478	$3,987,445	$1,794,352	$890,405	3.7%	5.8		$54,054	$208,266

									Essex Portion of NOI and Expenses
NOI									$28,464	$110,275
Depreciation									(15,351)	(60,655)
Interest expense and other									(7,202)	(29,178)
Equity income (loss) from non-core co-investment									(418)	4,143
Impairment loss from unconsolidated co-investment									(11,484)	(11,484)
Legal settlement from unconsolidated co-investment									543	543
Gain on sale of co-investment communities									50,227	51,097
Co-investment promote income									-	809
Net income from operating and other co-investments									$44,779	$65,550

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments
Income from preferred equity investments									$11,391	$43,024
Income from early redemption of preferred equity investments									1,031	3,562
Preferred Equity Investments (3)					$444,934	10.6%	2.2		$12,422	$46,586

Total Co-investments					$1,335,339				$57,201	$112,136

(1)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(2)	$132.0 million of the debt related to 500 Folsom, one of the Company’s development co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(3)	As of December 31, 2019, the Company has invested in 16 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2020 FFO Guidance Range

The guidance projections below are based on current expectations and are forward-looking. See page S-14.1 for the reconciliations of earnings per share (“EPS”) to FFO per share and Core FFO per share. The guidance on this page is given for Net Operating Income (“NOI”) and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

($'s in thousands, except per share data)
	2019	2020 Full-Year Guidance Range
	Actuals (1)	Low End	High End	Comments About 2020 Full-Year Guidance

Total NOI from Consolidated Communities	$1,052,933	$1,143,500	$1,161,200	Reflects a range of same-property NOI growth of 2.2% to 4.0%. Includes consolidation of CPP portfolio in January 2020.

Accretion from Acquisitions/Dispositions/Preferred Equity	-	5,500	6,500	Accretion from external investment, including reinvestment of ~$225M of structured finance redemptions assumed in 2020.

Management Fees	9,527	9,500	10,500

Interest Expense
Interest expense, before capitalized interest	(232,880)	(233,400)	(229,600)
Interest capitalized	24,168	9,600	11,600
Net interest expense	(208,712)	(223,800)	(218,000)

Recurring Income and Expenses
Interest and other income	31,970	10,900	11,900	Includes redemptions of subordinated loan investments and mortgage backed securities.
FFO from co-investments	124,121	99,300	102,500	Includes consolidation of CPP portfolio in January 2020.
General and administrative	(53,081)	(52,200)	(54,200)
Corporate-level property management expenses	(32,899)	(33,900)	(34,900)
Non-controlling interest	(11,624)	(12,400)	(11,400)
Total recurring income and expenses	58,487	11,700	13,900

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(168)	(100)	(300)
Deferred tax expense on unrealized gain on unconsolidated co-investment	(1,457)
Gain on sale of marketable securities	1,271
Unrealized gains on marketable securities	5,710
Equity income from non-core co-investment	4,143
Interest rate hedge ineffectiveness	(181)
Gain on early retirement of debt, net	3,717
Co-investment promote income	809	6,400	6,400	Reflects promote income from CPP portfolio.
Income from early redemption of preferred equity investments	3,562
Accelerated interest income from maturity of investment in mortgage backed security	7,032
General and administrative and other, net	(1,181)
Insurance reimbursements and legal settlements, net	858
Total non-core income and expenses	24,115	6,300	6,100

Funds from Operations (2)	$936,350	$952,700	$980,200

Funds from Operations per diluted share	$13.73	$13.83	$14.23

% Change - Funds from Operations	7.6%	0.7%	3.6%

Core Funds from Operations (excludes non-core items)	$912,235	$946,400	$974,100

Core Funds from Operations per diluted share	$13.38	$13.74	$14.14

% Change - Core Funds from Operations	6.4%	2.7%	5.7%

EPS - Diluted	$6.66	$9.20	$9.60

Weighted average shares outstanding - FFO calculation	68,199	68,900	68,900

(1)	All non-core items are excluded from the 2019 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2020 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2020 Guidance Range (1)
		1st Quarter 2020		Full-Year 2020
	2019
	Actuals	Low	High	Low	High
EPS - diluted	$6.66	$4.83	$4.93	$9.20	$9.60
Conversion from GAAP share count	(0.22)	(0.16)	(0.16)	(0.33)	(0.33)
Impairment Loss	0.10	-	-	-	-
Impairment Loss from unconsolidated co-investment	0.17	-	-	-	-
Depreciation and amortization	7.98	2.02	2.02	8.03	8.03
Noncontrolling interest related to Operating Partnership units	0.20	0.05	0.05	0.20	0.20
Gain on sale of real estate	(0.70)	-	-	-	-
Gain on remeasurement of co-investment	(0.46)	(3.28)	(3.28)	(3.27)	(3.27)
FFO per share - diluted	$13.73	$3.46	$3.56	$13.83	$14.23
Expensed acquisition and investment related costs	-	-	-	0.01	0.01
Deferred tax expense on unrealized gain on unconsolidated co-investment	0.02	-	-	-	-
Gain on sale of marketable securities	(0.02)	-	-	-	-
Unrealized gains on marketable securities	(0.09)	-	-	-	-
Equity income from non-core co-investment	(0.06)	-	-	-	-
Gain on early retirement of debt, net	(0.05)	-	-	-	-
Co-investment promote income	(0.01)	(0.10)	(0.10)	(0.10)	(0.10)
Income from early redemption of preferred equity investments	(0.05)	-	-	-	-
Accelerated interest income from maturity of investment in mortgage backed security	(0.10)	-	-	-	-
General and administrative and other, net	0.02	-	-	-	-
Insurance reimbursements and legal settlements, net	(0.01)	-	-	-	-
Core FFO per share - diluted	$13.38	$3.36	$3.46	$13.74	$14.14

(1)
2020 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information
S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of December 31, 2019
(Dollars in thousands)

Acquisitions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price		Price per Apartment Home (2)	Average Rent

One South Market (1)	San Jose, CA	312	100%	EPLP	Mar-19	$80,550		$560	$3,041
	Q1 2019	312				$80,550		$560

Brio (3)	Walnut Creek, CA	300	N/A	EPLP	Jun-19	$164,870	(4)	$550	$3,307
	Q2 2019	300				$164,870		$550

The Courtyards at 65th Street	Emeryville, CA	331	50%	JV	Aug-19	$178,000	(4)	$534	$2,905
777 Hamilton	Menlo Park, CA	195	50%	JV	Aug-19	148,000	(4)	759	3,890
Township	Redwood City, CA	132	100%	EPLP	Sep-19	88,650		672	3,666
	Q3 2019	658				$414,650		$628

Velo and Ray	Seattle, WA	308	50%	JV	Nov-19	$133,000	(4)	$427	$2,005
Pure Redmond	Redmond, WA	105	100%	EPLP	Dec-19	39,125		360	1,919
Hidden Valley (5)	Simi Valley, CA	324	100%	EPLP	Dec-19	24,250		299	1,769
	Q4 2019	737				$196,375		$392

	2019 Total	2,007				$856,445		$534

Dispositions (6)
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Sales Price		Price per Apartment Home (2)

Mosso	San Francisco, CA	463	55%	JV	Oct-19	$311,000	(7)	$657
	Q4 2019	463				$311,000		$657

	2019 Total	463				$311,000		$657

(1)
In March 2019, the Company purchased the joint venture partner's 45% membership interest in the One South Market co-investment based on an estimated property valuation of $179.0 million. In conjunction with the acquisition, $86.0 million of mortgage debt that encumbered the property was paid off.

(2)	Price per apartment home excludes value allocated to retail space.
(3)
In June 2019, the Company acquired Brio for a total contract price of $164.9 million in a DownREIT transaction. As part of the acquisition, the Company assumed $98.7 million of mortgage debt in the community. Based on a VIE analysis performed by the Company, the property was consolidated.

(4)	Contract prices represent the total contract price at 100%.
(5)
In December 2019, the Company purchased the joint venture partner's 25% ownership interest in Hidden Valley, a consolidated community, based on an estimated property valuation of $97.0 million and an encumbrance of $29.7 million of mortgage debt.

(6)
In October 2019, the Company sold a land parcel adjacent to the Mylo development project located in Santa Clara, CA, for $10.8 million and recorded an immaterial gain. In December 2019, the Company sold land located in San Mateo, CA that had been held for future development for $12.5 million and recorded a loss of $3.2 million.

(7)	Mosso sales price represents the total sales price at 100%.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

U.S. Economic Assumptions: 2020 G.D.P. Growth: 2.0%, 2020 Job Growth: 1.2%
2020 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions

	Residential Supply (1)					Job Forecast (2)		Rent Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth

Los Angeles	11,200	5,800	17,000	0.7%	0.5%	48,400	1.1%	2.6%
Orange	2,300	3,900	6,200	0.6%	0.6%	19,400	1.2%	3.0%
San Diego	3,250	3,500	6,750	0.7%	0.6%	20,500	1.4%	2.8%
Ventura	450	1,000	1,450	0.7%	0.5%	3,550	1.1%	2.8%
So. Cal.	17,200	14,200	31,400	0.7%	0.5%	91,850	1.2%	2.8%

San Francisco	2,350	400	2,750	0.6%	0.4%	28,650	2.4%	3.3%
Oakland	4,500	3,600	8,100	1.3%	0.8%	18,800	1.6%	2.2%
San Jose	4,700	2,400	7,100	1.9%	1.0%	24,900	2.2%	3.0%
No. Cal.	11,550	6,400	17,950	1.5%	0.8%	72,350	2.0%	2.9%

Seattle	6,900	6,500	13,400	1.4%	1.0%	43,200	2.4%	3.5%

Total/Weighted Avg. (4)	35,650	27,100	62,750	1.1%	0.7%	207,400	1.7%	3.0%

All data are based on Essex Property Trust, Inc. forecasts.

(1)
Residential Supply: Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities.  Single-family estimates are based on trailing single-family permits.  Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets.

(2)	Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.

(3)	Rent Forecast: The estimated rent growth represents the forecasted change in effective market rents for full year 2020 vs 2019 (excludes submarkets not targeted by Essex).

(4)	Weighted Average: Growth rates are weighted by scheduled rent in the Company's Portfolio.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.
Recent Permitting and Employment Growth Trends Support Essex Market Apartment Fundamentals vs. National Averages

•	Multifamily permits in Essex markets have fallen 14% since May 2018 (TTM basis), while U.S. permitting volumes outside Essex metros have risen 7% over the same period

•
Job growth in Essex metros has accelerated while growth outside of Essex markets has decelerated. The current spread (T3M YOY) between Essex markets and all other metros of +86bps is the widest since December 2016

 E S S E X P R O P E R T Y T R U S T, I N C. Recent Permitting and Employment Growth Trends Support Essex Market Apartment Fundamentals vs. National AveragesMultifamily permits in Essex markets have fallen 14% since May 2018 (TTM basis), while U.S. permitting volumes outside Essex metros have risen 7% over the same periodJob growth in Essex metros has accelerated while growth outside of Essex markets has decelerated. The current spread (T3M YOY) between Essex markets and all other metros of +86bps is the widest since December 2016  ESS non-farm employment growth averages are weighted by same-property rental income across Essex metros.Source: BLS, Census Bureau  See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-16.1  Multifamily PermitsTrailing 12-Month Total  Job GrowthTrailing 3-Month Average
See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-16.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended December 31, 2019
Net income available to common stockholders	$128,818
Adjustments:
Net income attributable to noncontrolling interest	6,364
Interest expense, net (1)	52,416
Depreciation and amortization	122,908
Income tax provision	50
Loss on sale of real estate and land	3,164
Gain on sale of co-investment communities	(50,227)
Impairment loss	7,105
Impairment loss from unconsolidated co-investments	11,484
Co-investment EBITDAre adjustments	22,573
EBITDAre	304,655

Gain on sale of marketable securities	(534)
Unrealized gains on marketable securities	(1,430)
Equity loss from non-core co-investment	418
General and administrative and other, net	1,181
Insurance reimbursements and legal settlements, net	(595)
Income from early redemption of preferred equity investments	(1,031)
Accelerated interest income from maturity of investment in mortgage backed security	(7,032)
Expensed acquisition and investment related costs	99
Gain on early retirement of debt, net	3,426
Adjusted EBITDAre	$299,157

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
Interest expense	$54,688	$217,339
Adjustments:
Total return swap income	(2,272)	(8,446)
Interest expense, net	$52,416	$208,893

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$5,808,873
Total debt from co-investments at pro rata share	916,077
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	33,462
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	4,227
Consolidated cash and cash equivalents-unrestricted	(70,087)
Pro rata co-investment cash and cash equivalents-unrestricted	(26,072)
Marketable securities (1)	(71,541)
Net Indebtedness	$6,594,939

Adjusted EBITDAre, annualized (2)	$1,196,628
Other EBITDAre normalization adjustments, net, annualized (3)	2,795
Adjusted EBITDAre, normalized and annualized	$1,199,423

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.5

(1)	Excludes investment in mortgage backed security
(2)	Based on the amount for the most recent quarter, multiplied by four.
(3)	Adjustments made for properties in lease-up, acquired, or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2018
Earnings from operations	$116,818	$149,029	$481,112	$511,989
Adjustments:
Corporate-level property management expenses	8,279	7,749	32,899	31,062
Depreciation and amortization	122,908	120,597	483,750	479,884
Management and other fees from affiliates	(2,504)	(2,371)	(9,527)	(9,183)
General and administrative	15,531	16,912	54,262	53,451
Expensed acquisition and investment related costs	99	38	168	194
Impairment loss	7,105	-	7,105	-
(Gain) Loss on sale of real estate and land	3,164	(39,617)	3,164	(61,861)
NOI	271,400	252,337	1,052,933	1,005,536
Less: Non-same property NOI	(18,274)	(12,518)	(63,492)	(53,044)
Same-Property NOI	$253,126	$239,819	$989,441	$952,492

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated August 7, 2019, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on August 7, 2019. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended December 31, 2019, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended December 31, 2019 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q4'19 (1)
NOI	$1,085,600
Adjustments:
NOI from real estate assets sold	-
Other, net (2)	(7,123)
Adjusted Total NOI	1,078,477
Less: Encumbered NOI	(125,684)
Unencumbered NOI	$952,793

Encumbered NOI	$125,684
Unencumbered NOI	952,793
Adjusted Total NOI	$1,078,477

Unencumbered NOI to Adjusted Total NOI	88%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4